Exhibit 99.2

PRESS RELEASE

For information contact:

Jim Storey

Vice President, Investor Relations

704.816.5958

jim_storey@premierinc.com

PREMIER, INC. TO PRESENT AT 32nd ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

CHARLOTTE, NC, January 6, 2014 — Premier, Inc. (NASDAQ: PINC), a leading healthcare improvement company, today announced that its President and CEO Susan DeVore will present at the 32nd Annual J.P. Morgan Healthcare Conference in San Francisco on Monday, January 13, 2014, at 2:30 p.m. PT.

The presentation will be audio webcast live through the investor relations page on Premier’s website at investors.premierinc.com, where presentation slides also will be made available. A webcast replay will be archived on the company’s website for approximately 90 days.

DeVore will be accompanied by Premier’s Craig McKasson, chief financial officer; Mike Alkire, chief operating officer; and Keith Figlioli, senior vice president of healthcare informatics.

About Premier, Inc.

Premier, Inc. (NASDAQ:PINC) is a leading healthcare improvement company, uniting an alliance of more than 2,900 U.S. hospitals and nearly 100,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

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